UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

CAESARS ENTERTAINMENT CORPORATION

(Name of Registrant as Specified In Its Charter)

___________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EXPLANATORY NOTE

This Proxy Supplement (“Supplement”) to the Definitive Proxy Statement on Schedule 14A filed by Caesars Entertainment Corporation (the “Company”) with the U.S. Securities and Exchange Commission on April 15, 2014 (the “Proxy”) provides additional information and clarification regarding the independence of certain members of our Board of Directors. Specifically, this Supplement serves to clarify that in making its independence determinations, the Board has affirmatively determined that Lynn Swann is independent under the NASDAQ listing standards and meets the independence requirements of Rule 10A-3 of the Exchange Act.

SUPPLEMENT TO PROXY STATEMENT

The Corporate Governance, Director Independence Section of the Proxy is supplemented to add the following sentence.

“Our Board of Directors has also affirmatively determined that Lynn Swann is independent from our management under the NASDAQ listing standards, and, as a recently appointed member of our Audit Committee, meets the independence requirements of Rule 10A-3 of the Exchange Act.”

The Corporate Governance, Audit Committee Section of the Proxy is supplemented to add the following sentence.

“In connection with his appointment to the Audit Committee on April 13, 2014, our Board has determined that Lynn Swann is independent from our management under the NASDAQ listing standards and meets the independence requirements of Rule 10A-3 of the Exchange Act.”

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